UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2017

CHS Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-36079

Minnesota	41-0251095
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(Address of Principal Executive Offices) (Zip Code)

(651) 355-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

The information required by this Item 2.02 is included in Item 7.01 below and is incorporated herein by reference.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 7.01.    Regulation FD Disclosure.

Prior to filing its Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2017, CHS Inc. (“CHS”) will hold four town hall meetings for its members, between June 14, 2017, and June 22, 2017, at various CHS locations throughout the United States of America. Each of these town hall meetings will include a slide presentation from certain members of CHS management and certain members of the CHS board of directors. A copy of the slide presentation that will be used at the first town hall meeting in Whitesville, Indiana on June 14, 2017, along with an outline of the remarks relating thereto (which slide presentation and remarks are substantially similar to the slide presentations and remarks that will be used at the other three town hall meetings), is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Town Hall Meeting Slide Presentation and Outline of Remarks

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

June 14, 2017	By:	/s/ Timothy Skidmore

Name: Timothy Skidmore
Title: Executive Vice President and Chief Financial Officer